Virtu Financial Provides an Update on Ongoing SEC Matter

NEW YORK, September 12, 2023 (GLOBE NEWSWIRE) -- Virtu Financial, Inc. (NASDAQ: VIRT) a leading provider of global, multi-asset financial services that delivers liquidity and innovative, transparent products across the complete investment cycle to the global markets, today provided supplemental information regarding a previously disclosed SEC enforcement matter.

As described in recent public filings, Virtu has responded to requests for information from the U.S. Securities and Exchange Commission (SEC) in connection with an investigation of aspects of its internal information barriers from January 2018 to April 2019, a period that predates Virtu’s integration of post-trade data from Investment Technology Group Inc. (ITG), and has engaged in discussions to settle the matter. As an update, Virtu has been unable to reach an acceptable settlement and today the SEC initiated a civil lawsuit against Virtu.

SEC lawsuit focuses on hypothetical internal access to data – but importantly does not allege actual inappropriate access or use

The SEC’s complaint alleges that (i) Virtu’s policies and procedures were not reasonably designed during the period to prevent the internal misuse of material nonpublic information and (ii) that certain of Virtu’s statements made concerning these policies and procedures were false.

Significantly, the SEC does not allege, and there is no evidence to indicate, that any data was ever accessed or used in an inappropriate manner.

Virtu has continuously maintained reasonable policies, procedures and controls to protect data

Virtu rejects the SEC’s allegations and underlying theory that the temporary hypothetical possibility of access by a broader group of Virtu employees rendered its policies and procedures “unreasonable”. Virtu has continuously maintained policies and procedures that were and are reasonably designed to prevent the misuse of confidential information — consistent with its obligations under applicable laws — and public statements made regarding its policies and procedures were true and accurate.

Hypothetical accessibility was self-identified and controls were enhanced consistent with Virtu’s policies – details of the enhancement were voluntarily disclosed in an SEC exam

In a routine SEC exam in 2019 Virtu voluntarily disclosed to SEC staff that for a limited period during 2018 and early 2019, certain post-trade data in its back-office database was hypothetically accessible to a broader group of employees than intended. The period coincided with the migration of Virtu’s then recently acquired KCG business to a consolidated Virtu back-office database, and predated Virtu’s migration of data related to the ITG business to the database. During this time, other controls and policies mitigated the risk of unauthorized access or use, and the firm developed and ultimately implemented controls enhancements to further restrict database access in accordance with its policies. Following the exam’s conclusion, the SEC Enforcement Staff initiated an investigation with which Virtu has fully cooperated, supplying more than 30,000 documents over a three-year period, none of which indicate any improper use or access.

SEC posture and action follows Virtu’s public criticism of rule proposals

Notably, the SEC’s escalation of its years-long investigation follows Virtu’s public criticism of SEC market structure rule proposals released in December 2022 and Virtu’s lawsuit against the SEC to seek records under the Freedom of Information Act (FOIA) related to the rulemaking process.

“We are disappointed by the SEC’s decision to bring this action. Despite our belief that these allegations are meritless, we engaged in good faith settlement discussions with the SEC to bring this matter to a reasonable resolution,” said Virtu’s Chief Executive Officer, Mr. Douglas A. Cifu.

“Unfortunately, the SEC’s position appears to be driven by politics and headlines rather than the facts and the law. We will always seek to act rationally and manage risk and exposure responsibly on behalf of our firm and our investors. Therefore, under these circumstances, we look forward to vigorously defending ourselves in court against these meritless allegations while maintaining our focus on serving clients and markets globally and creating long-term value for our shareholders.”

About Virtu Financial, Inc.
Virtu is a leading provider of financial services and products that leverages cutting-edge technology to deliver liquidity to the global markets and innovative, transparent trading solutions to its clients. Leveraging its global market making expertise and infrastructure, Virtu provides a robust product suite including offerings in execution, liquidity sourcing, analytics and broker-neutral, multi-dealer platforms in workflow technology. Virtu’s product offerings allow clients to trade on hundreds of venues across 50+ countries and in multiple asset classes, including global equities, ETFs, foreign exchange, futures, fixed income, cryptocurrency and myriad other commodities. In addition, Virtu’s integrated, multi-asset analytics platform provides a range of pre-, intra- and post-trade services, data products and compliance tools that clients rely upon to invest, trade and manage risk across global markets.

Cautionary Note Regarding Forward-Looking Statements
This press release may contain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Statements regarding Virtu Financial, Inc.’s (“Virtu’s”, the “Company’s” or “our”) business that are not historical facts are forward-looking statements. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at, or by which, such performance or results will be achieved. The Company assumes no obligation to update forward-looking statements to reflect actual results, changes in assumptions or changes in other factors affecting forward-looking information, and if the Company does update one or more forward-looking statements, no inference should be drawn that the Company will make additional updates with respect thereto or with respect to other forward-looking statements. Forward-looking statements are based on information available at the time and/or management’s good faith belief with respect to future events, and is subject to risks and uncertainties, some or all of which are not predictable or within Virtu’s control, that could cause actual performance or results to differ materially from those expressed in the statements.
For a discussion of the risks and uncertainties which could cause actual results to differ from those contained in forward-looking statements, see Virtu’s Securities and Exchange Commission filings, including but not limited to Virtu’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K filed with the SEC.

Contact:
Media & Investor Relations
Andrew Smith
media@virtu.com
investor_relations@virtu.com